CONTINUING OPERATIONS HOTEL PORTFOLIO (35 HOTELS)
EFFECTIVE 2008 FIRST QUARTER
PRO FORMA INCOME STATEMENT

	2007				2006
	Fourth	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
				(Unaudited in thousands)
Revenues:
Rooms	$39,468	$45,549	$47,809	$41,540	$38,202	$42,219	$45,441	$39,060
Food and beverage	13,319	12,033	14,231	11,650	12,726	10,792	13,007	9,787
Other	1,694	1,994	2,038	1,600	1,700	1,736	1,807	1,518

	54,481	59,576	64,078	54,790	52,628	54,747	60,255	50,365

Direct operating expenses:
Rooms	10,129	11,605	11,363	10,263	10,117	10,907	11,025	9,843
Food and beverage	8,380	8,878	9,245	8,259	8,537	8,116	8,655	7,327
Other	1,210	1,436	1,406	1,212	1,234	1,320	1,451	1,236

	19,719	21,919	22,014	19,734	19,888	20,343	21,131	18,406

	34,762	37,657	42,064	35,056	32,740	34,404	39,124	31,959

Other operating expenses:
Other hotel operating costs	15,624	17,171	16,906	16,131	14,809	15,564	15,452	15,044
Property and other taxes, insurance and leases	4,210	3,967	4,291	4,698	4,950	4,902	3,961	3,666
Corporate and other	4,250	5,577	5,905	5,664	4,942	5,587	5,259	4,911
Casualty (gain) losses, net	—	—	—	(1,867)	—	(3,085)	34	166
Restructuring	(26)	1,258	—	—	—	—	—	—
Depreciation and amortization	7,329	7,077	6,955	6,831	6,780	6,939	6,762	6,316
Impairment of long-lived assets	470	395	141	153	147	281	13	191

Other operating expenses	31,857	35,445	34,198	31,610	31,628	30,188	31,481	30,294

	2,905	2,212	7,866	3,446	1,112	4,216	7,643	1,665

Other income (expenses):
Business interruption insurance proceeds	—	299	272	—	530	2,706	695	—
Interest income and other	913	1,312	807	912	652	770	835	301
Other interest expense	(5,567)	(5,730)	(5,816)	(5,154)	(5,225)	(5,403)	(5,153)	(4,907)
Loss on debt extinguishment	—	—	(3,329)	—	—	—	—	—

(Loss) income before income taxes and minority interests	(1,749)	(1,907)	(200)	(796)	(2,931)	2,289	4,020	(2,941)
Minority interests (net of taxes, nil)	—	—	(56)	(365)	335	100	(136)	(4)

(Loss) income before income taxes — continuing operations	(1,749)	(1,907)	(256)	(1,161)	(2,596)	2,389	3,884	(2,945)
(Provision) benefit for income taxes — continuing operations	(2,114)	907	392	677	(2,121)	(1,315)	(2,004)	764

(Loss) income from continuing operations	$(3,863)	$(1,000)	$136	$(484)	$(4,717)	$1,074	$1,880	$(2,181)